As filed with the Securities and Exchange Commission on November 21, 1995
                                             Registration No. 33-
---------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                              ---------------

                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                              ---------------

                               THE DIAL CORP
          (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                36-1169950
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                    Dial Tower, Phoenix, Arizona 85077
                              (602) 207-4000
            (Address, Including Zip Code, and Telephone Number,
     Including Area Code, of Registrant's Principal Executive Offices)

                              ---------------

                               John W. Teets
                   Chairman and Chief Executive Officer
                               The Dial Corp
                                Dial Tower
                          Phoenix, Arizona 85077
                              (602) 207-4000
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent for Service)

                              ---------------

                                Copies To:

                            L. Gene Lemon, Esq.
                    Vice President and General Counsel
                               The Dial Corp
                                Dial Tower
                          Phoenix, Arizona 85077
                              (602) 207-4000

                              ---------------

     Approximate date of commencement of the proposed sale to public: From time to time after the effective date of this Registration Statement as determined by the Selling Shareholders on the basis of market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
Title of                      Proposed    Proposed
Each Class                    Maximum     Maximum        Amount
of Securities    Amount       Offering    Aggregate        of
to be            to be        Price Per   Offering      Registra-
Registered     Registered     Unit (1)    Price (1)     tion Fee
-----------------------------------------------------------------

Common Stock,    312,462       $24.75     $7,733,434   $2,666.70
$1.50 par        shares
value
-----------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices reported on the New York Stock Exchange on November 16, 1995.

                         ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                          THE DIAL CORP

                  312,462 Shares of Common Stock
                        ($1.50 par value)

     This Prospectus relates to 312,462 shares (the "Shares") of the Common Stock, par value $1.50 per share ("Common Stock"), of The Dial Corp (the "Company"). The Shares are being offered by one or more shareholders of the Company (the "Selling Shareholders") who acquired the Shares from the Company as consideration in the acquisition of PayMate, Inc. ("PayMate") by the Company (the "Acquisition"). See "Selling Shareholders."

     The Selling Shareholders may sell the Shares from time to time in one or more transactions. The Shares may be sold on the New York Stock Exchange, through brokers or dealers, or otherwise, at market prices then prevailing, or in negotiated transactions. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The underwriters in any underwritten offering and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

     The Shares are listed on the New York Stock Exchange, on which the Common Stock of the Company is traded.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesperson or any individual has been authorized to give any information, or to make any representations, other than those contained or incorporated by reference in this Prospectus or in a Prospectus Supplement, in connection with the offer made by this Prospectus and any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date hereof or thereof. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The date of this Prospectus is ________, 1996.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission, which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048, Northwestern Atrium Center, 500 Madison Street (Suite 1400), Chicago, Illinois 60661-2511 and 5757 Wilshire Boulevard, Los Angeles, California 90036-3648. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange and the Pacific Stock Exchange and reports, proxy statements and other information about the Company can also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California 94104. This Prospectus does not contain all the information set forth in the related registration statement and exhibits thereto which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933 and to which reference is hereby made.

                    INCORPORATION BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

     (a)  Annual Report on Form 10-K for the fiscal year ended
December 31, 1994;

     (b)  Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1995, June 30, 1995, and September 30, 1995;

     (c)  Current Report on Form 8-K dated September 26, 1995;
and

     (d) The description of the Company's Common Stock and the Rights to purchase Common Stock contained in the Company's registration statement on Form 8-B, dated February 24, 1992, under Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Requests should be directed to The Dial Corp, Dial Tower, Phoenix, Arizona 85077; Attention:
Treasury Department; telephone number (602) 207-4000.

                           THE COMPANY

     The Company conducts a consumer products and services business focused on North American markets producing annual revenues in excess of $3.5 billion.

     Dial's Consumer Products segment operates through four divisions, as follows:

     Personal Care, which manufactures and markets Dial, Tone, Spirit, Pure & Natural and Liquid Dial soaps, and other soap and skin care products;

     Detergent, which manufactures and markets Purex and Purex
          Ultra dry detergent, Purex heavy duty liquid detergent, Trend, and other detergent products;

     Household, which manufactures and markets Renuzit air fresheners, Purex Toss 'n Soft, Brillo scouring pads, Sno Bol and Sno Drops toilet bowl cleaners, Parsons ammonia, Bruce floor care products and other household items; and

     Food, which processes and markets Armour Star chili, beef stew, corned beef hash and Vienna sausage, Treet luncheon meat and other shelf-stable canned foods, Lunch Bucket microwaveable meals and other food products.

     Dial's Services business operates in three principal business segments through subsidiary corporations of Dial, as follows:

     Airline Catering and Services, which engages in airline catering and aircraft fueling and other ground-handling operations;

     Convention Services, which provides exhibit design and construction and exhibition preparation, installation, electrical, transportation and management services to major trade shows, manufacturers, museums and exhibit halls and other customers; and

     Travel and Leisure and Payment Services, which engages in cruise line and hotel/resort operations, recreation and travel services, food service operations, Canadian intercity bus transportation, and operation of duty-free shops on cruise ships and at international airports, and offers money orders, official checks and negotiable instrument clearing services in the United States and Puerto Rico.

     Dial subsidiaries operate service or production facilities and maintain sales and service offices in the United States, Canada and Mexico. The Company also conducts business in other foreign countries.

                         USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                       SELLING SHAREHOLDERS

     The Shares offered by this Prospectus were initially issued to the Selling Shareholders pursuant to a Stock Purchase Agreement dated as of September 26, 1995, between Travelers Express Company, Inc., a subsidiary of the Company, and the shareholders of PayMate (the "Purchase Agreement"). Each of the PayMate shareholders is referred to individually herein as a "Selling Shareholder," and all of the PayMate shareholders are referred to collectively herein as the "Selling Shareholders." Each of the Selling Shareholders was a director and/or officer of PayMate prior to the Acquisition, and Gene Nygro and Mary Heitman currently are vice presidents of PayMate. None of the Selling Shareholders has had any other position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years except as a party to the Purchase Agreement.

     Immediately following the Acquisition, the Selling Shareholders held, in the aggregate, 312,462 shares of the Company's Common Stock, or approximately .33 percent of the Company's outstanding Common Stock. Because a Selling Shareholder may offer pursuant to this Prospectus all or some part of the Common Stock which it holds, and because the offering may or may not be an underwritten offering on a firm commitment basis, no estimate can be given as of the date hereof as to the number of the Shares to be offered for sale by a Selling Shareholder or as to the number of the Shares that will be held by a Selling Shareholder upon termination of such offering. See "Plan of Distribution."

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock as of the date of this Prospectus by each Selling Shareholder.


     Shareholder Name                        Number of Shares
     ----------------                        ----------------

David Buhler                                      188,232
1000 Kentucky Street
Racine, Wisconsin 53405

Rudolph F. Scuglik                                 55,528
1257 37th Court
Kenosha, Wisconsin 53144

Attilio Cicchini                                   36,704
5414 81st Street
Kenosha, Wisconsin 53142

Gene Nygro                                         28,234
9010 West Hawthorne Lane
Franklin, Wisconsin 53132

Mary Heitman                                        3,764
411 South 72nd Street
Milwaukee, Wisconsin 53214


As necessary, other required information relating to any Selling
Shareholder will be set forth in a Prospectus Supplement.

----------------------------

                       PLAN OF DISTRIBUTION

     Any or all of the Shares may be sold from time to time to purchasers directly by a Selling Shareholder. Alternatively, a Selling Shareholder may from time to time offer any or all of the Shares on the New York Stock Exchange, through brokers or dealers, or otherwise, at market prices then prevailing, or in negotiated transactions. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders.

     The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a Selling Shareholder or by agreement between a Selling Shareholder and its underwriters, dealers, brokers or agents.

     Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Shareholder and/or purchasers of Shares, for whom they may act. In addition, a Selling Shareholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by a Selling Shareholder and may be entitled to indemnification by the Company and the applicable Selling Shareholder against certain liabilities, including liabilities under the Securities Act, and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

     At any time a particular offer of Shares is made by a Selling
Shareholder, if required, a Prospectus Supplement will be distributed which will set forth the identity of, and certain information relating to, such Selling Shareholder, the aggregate amounts of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from such Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

                   DESCRIPTION OF COMMON STOCK

     The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, $1.50 par value per share,
(ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share, (iii) 442,352 shares of Series $4.75 Preferred Stock, without par value but with a stated value of $100 per share (the "$4.75 Preferred Stock"), and (iv) 2,000,000 shares of junior participating preferred stock, par value $0.01 per share (the "Junior Preferred Stock").

     Subject to the rights of the holders of any outstanding shares of Preferred Stock, $4.75 Preferred Stock and Junior Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

     Each holder of Common Stock is entitled to one vote for each share held on all matters voted upon by the stockholders of the Company, including the election of directors. The Common Stock does not have cumulative voting rights. Election of directors is decided by the holders of a plurality of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which holders of the Company's Preferred Stock, $4.75 Preferred Stock and Junior Preferred Stock are entitled (if any shares of Preferred Stock, $4.75 Preferred Stock and Junior Preferred Stock are then outstanding), the holders of Common Stock are entitled to share ratably in the remaining assets of the Company.

     The outstanding shares of Common Stock are, and any shares of Common Stock offered hereby upon issuance and payment therefor will be, fully paid and nonassessable. The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

     The Common Stock of the Company is listed on The New York
Stock Exchange and The Pacific Stock Exchange (symbol "DL"). The transfer agent and registrar is the First National Bank of Boston.

    CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE
             CERTIFICATE OF INCORPORATION AND BYLAWS

     The Certificate of Incorporation and Bylaws of the Company contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the forms of the Certificate of Incorporation and Bylaws, which have been filed as an exhibit to the registration statement of which this Prospectus is a part.

     CLASSIFICATION OF BOARD. The Certificate of Incorporation and Bylaws of the Company provide that the Company's Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The term of office of one class of directors expires each year in rotation so that one class is selected at each annual meeting of shareholders for a full three-year term. The Bylaws provide for not less than three nor more than seventeen directors which the Company would have if there were no vacancies (the "Whole
Board"). The Bylaws provide that a vacancy on the Company's Board may be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum. The Certificate of Incorporation further provides that a director may be removed only for cause and only by affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of the Company.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the Company's Board by filling the vacancies created by removal with its own nominees, unless such third party controls at least 80% of the combined voting power of the voting stock of the Company. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Company's Board. Accordingly, these provisions would tend to deter unfriendly takeovers.

     STOCKHOLDER ACTION. The Certificate of Incorporation and the Bylaws also provide that stockholder action can be taken only at an annual or special meeting of stockholders and prohibit stockholder action by written consent in lieu of a meeting. The Bylaws provide that special meetings of stockholders can be called only by the Chairman of the Board of Directors or by the Company's Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Stockholders are not permitted to call a special meeting or to require that the Company's Board of Directors call a special meeting of stockholders.

     ADVANCE NOTICE PROVISIONS. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of the Company (the
"Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Company Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman of the Company's Board or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting.

     Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by the Company not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement made by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the 10th day after such public announcement is first made by the Company. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the 90th day before such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made.

     In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director must contain certain specified information. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     MERGER/SALE OF ASSETS. The Certificate of Incorporation of the Company provides that certain "business combinations" (as defined) must be approved by the holders of at least 66 2/3% of the voting power of the shares not owned by an "interested shareholder" (as defined), unless the business combinations are approved by the "Continuing Directors" or meet certain requirements regarding price and procedure.

     DELAWARE GENERAL CORPORATION LAW SECTION 203. The Company is subject to the provisions of Section 203 of the General Corporation law of the State of Delaware ("Delaware 203"), the "business combination" statute. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares described in Delaware 203), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder". "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to a stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. The Certificate of Incorporation does not exclude the Company from the restrictions imposed under 203 of the Delaware law. The statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

                           RIGHTS PLAN

     Pursuant to the Company's Rights Agreement attached to each share of Common Stock is one right (a "Right") that, when exercisable, entitles the holder of the Right to purchase one two-hundredth of a share of Junior Preferred Stock at a purchase price (the "Purchase Price") of $55, subject to adjustment. The number of Rights attached to each share of Common Stock is subject to adjustment. In certain events (such as a person or group becoming the owner of 20% or more of the Common Stock or a merger or other transaction with an entity controlled by such an acquiring person or group), exercise of the Rights would entitle the holders thereof (other than the acquiring person or group) to receive Common Stock or common stock of a surviving corporation, or cash, property or other securities, with a market value equal to twice the Purchase Price. Accordingly, exercise of the Rights may cause substantial dilution to a person who attempts to acquire the Company. The Rights automatically attach to each outstanding share of Common Stock. There is no monetary value presently assigned to the Rights, and they will not trade separately from the Common Stock unless and until they become exercisable. The Rights, which expire on February 28, 2002, may be redeemed at a price of $.025 per Right at any time until any individual, corporation or other entity (excluding the Company or its affiliates) has acquired 20% or more of the outstanding Common Stock, except as otherwise provided in the Rights Agreement. The Rights Agreement may have certain antitakeover effects, although it is not intended to preclude any acquisition or business combination that is at a fair price and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors. However, a stockholder could potentially disagree with the Board's determination of what constitutes a fair price or the best interests of the Company and its stockholders.

     Shares of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of one dollar per share but will be entitled to an aggregate dividend equal to 200 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $200 per share but will be entitled to an aggregate payment equal to 200 times the payment made per share of Common Stock. Each share of Junior Preferred Stock will have 200 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Junior Preferred Stock will be entitled to receive an amount equal to 200 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the dividend, liquidation and voting rights of Junior Preferred Stock, the value of one two-hundredth interest in a share of Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                          LEGAL MATTERS

     The legality of the Shares will be passed upon for the Company by L. Gene Lemon, Esq., Vice President and General Counsel of the Company. As of October 31, 1995, Mr. Lemon held approximately 159,000 shares of Common Stock of the Company and options to acquire approximately 246,000 of such shares.

                             EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's change in the method of accounting for postretirement benefits other than pensions in 1992) which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following expenses of this offering will be borne by the Company.*

          SEC Registration Fee               $2,666.70
          Legal Fees and Expenses            $1,000.00
          Accounting Fees and Expenses       $1,000.00
          Miscellaneous                      $1,000.00
                                              --------
               Total                         $5,666.70

--------------------------
* All amounts other than the SEC registration fee are estimated. The Selling Shareholders will not be responsible for payment of any of the expenses set forth above.


Item 15.  Indemnification of Directors and Officers.

     The Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company provides that each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors of the Company or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with the Bylaws, to the full extent permitted from time to time by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. In addition, the Company may enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Certificate of Incorporation.

     The Bylaws of the Company (the "Bylaws") provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys, fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; however, except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

     Pursuant to the Bylaws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claims. The Bylaws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the General Company Law of the State of Delaware (the "Delaware Law") for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. The Certificate of Incorporation and the Bylaws provide that any such determination will be made by independent legal counsel selected by the claimant, approved by the Board of Directors of the Company (the "Board") (which approval may not be unreasonably withheld) and retained by the Board on behalf of the Company. Neither the failure of the Company (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including the Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The Bylaws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Bylaws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws permit the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another Company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Law. The Company has obtained directors and officers liability insurance providing coverage to its directors and officers. In addition, the Bylaws authorize the Company, to the extent authorized from time to time by the Board, to grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of the Bylaws with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

     The Bylaws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if Delaware law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

     The Company has entered into indemnification agreements with each of the Company's directors. The indemnification agreements, among other things, require the Company to indemnify the officers and directors to the fullest extent permitted by law, and to advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and the Bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board or by the stockholders to eliminate the rights it provides, an action that is possible with respect to the relevant provisions of the Bylaws, at least as to prospective elimination of such rights.

Item 16.  Exhibits.

Exhibit Number      Description of Documents
--------------      ------------------------

     5              Opinion of L. Gene Lemon, counsel to the
                    Company

     23.1           Consent of Deloitte & Touche LLP

     23.2           Consent of L. Gene Lemon (contained in
                    Exhibit 5)

     24 Power of attorney (included on signature page of this Registration Statement)


Item 17.  Undertakings.

          (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)    To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

          Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and State of Arizona, on the 16th day of November, 1995.

                                   THE DIAL CORP

                                   By:  /s/ John W. Teets
                                        Chairman and
                                        Chief Executive Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Richard C. Stephan, as his attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each such capacity stated below any and all amendments and post-effective amendments to this Registration Statement, as fully as such person could do in person, hereby verifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                    Date
----------                    -----                    ----

Principal Executive
Officer

/s/ John W. Teets             Director; Chairman,      11/16/95
                              and Chief
                              Executive Officer

Principal Financial
Officer

/s/ Ronald G. Nelson          Vice President-Finance   11/16/95
                              and Treasurer


Principal Accounting
Officer

/s/ Richard C. Stephan        Vice President-Controller 11/16/95

Directors


/s/ Joe T. Ford                                        11/16/95


/s/ Thomas L. Gossage                                  11/16/95


/s/ Donald E. Guinn                                    11/16/95


/s/ Jess Hay                                           11/16/95


/s/ Judith K. Hofer                                    11/16/95


/s/ Andrew S. Patti                                    11/16/95


/s/ Jack F. Reichert                                   11/16/95


/s/ Linda Johnson Rice                                 11/16/95


/s/ Dennis C. Stanfill                                 11/16/95


/s/ A. Thomas Young                                    11/16/95


                                     S-2